EXHIBIT 21.1

                   Subsidiaries of the Company

I.   Direct Subsidiaries of the Company

     A.   Dentsply Research & Development Corp. ("Dentsply R&D")
          (Delaware)

     B.   Ceramco Inc. (Delaware)
          a)   Dentsply West (Nevada)

     C.   Ceramco Manufacturing Co. (Delaware)

     D.   CeraMed Dental, L.L.C. (Delaware)

     E.   GAC International Inc. (New York)
          a)   Old Country Road Sales Consultants, Inc.
          b)   Orthodental International, Inc.
          c)   Orthodental S.A. de C.V. (Mexico)

     F.   DENTSPLY Finance Co. (Delaware)
          a)   Dentsply International, Inc. (Chile) Limitada
               (Chile)

     G.   ESP, LLC (Delaware)

     H.   DENTSPLY North America Inc. (Delaware)

     I.   PDEX Acquisition Corp. (Delaware)

     J.   Austenal Holdings Inc. (Nevada)
          a)   Austenal, Inc. (Illinois)

     K.   Dentsply Argentina S.A.C.e.I. (Argentina)

     L.   Dentsply Industria e Comercio Ltda. (Brazil)

     M.   DeTrey do Brasil Industria e Comercio Ltda. (Brazil)

     N.   Dentsply Mexico S.A. de C.V. (Mexico)

     O.   Dentsply India Pvt. Ltd. (India)

     P.   Dentsply (Philippines) Inc. (Philippines)

     Q.   Dentsply (Thailand) Ltd. (Thailand)

     R.   Dentsply Dental (Tianjin) Co. Ltd. (China)

     S.   Dentsply Tianjin International Trading Co. Ltd. (China)

     T.   Dentsply Korea Limited

     U.   Ceramco Europe Limited (Cayman Islands)
          a)   Ceramco UK Limited (Dormant)


II.  Indirect Subsidiaries of the Company

     A.   Subsidiaries of Dentsply Research & Development Corp.

          1.   Ransom & Randolph Company (Delaware)

          2.   Tulsa Dental Products Inc. (Delaware)
               a)   Tulsa Finance Co. (Delaware)
               b)   Tulsa Manufacturing Inc. (Delaware)
               c)   RoyDent, Inc.(Michigan)

          3.   Dentsply Export Sales Corporation (Barbados)

          4.   Dentsply SE Limited (Gibraltar)

          5.   Dentsply EU Holding S.a.r.L (Luxembourg)

          6.   Dentsply Australia Pty. Ltd. (Australia (Victoria))
               a)   Dentsply (NZ) Limited (New Zealand)

          7.   Dentsply Canada Ltd. (Canada (Ontario))

          8.   PT Dentsply Indonesia (Indonesia)

          9.   The International Tooth Co. Limited (United
               Kingdom)

         10.   Dentsply Espana SL (Spain)

         11.   DENTSPLY-Sankin K.K. (Japan)
               a)   Sankin Laboratories K.K. (Japan)

         12.   DeguDent Industria e Comercio Ltda. (Brazil)
               a)   DeguDent da Amazonia Industria e Comercio
                    Ltda. (Brazil)
               b)   Degpar Participacoes e Empreendimentos S.A.
                    (Brazil)
               c)   Probem Laboratorio de Produtos Farmaceuticos e
                       Odontonlogicos S.A. (Brazil)

     B.   Subsidiaries Dentsply EU Holding S.a.r.L.

          1.   Dentsply Capital II Ltd. (U.K.) (in liquidation)

          2.   Dentsply Capital Ltd. (U.K.) (dormant)

          3.   Dentsply Europe S.a.r.L. (Luxembourg)

     C.   Subsidiaries of Dentsply Europe S.a.r.L.

          1.   Dentsply Germany Holdings GmbH (Germany)
               a)   VDW GmbH (Germany)
               c)   Dentsply DeTrey GmbH (Germany)
               d)   Friadent GmbH (Germany)
                    i)   Friadent Brasil Ltda. (Brazil)
               e)   DeguDent GmbH (Germany)
                    i)   Ducera Dental Verwaltungs-ges.m.b.H.
                         (Germany)
               f)   Austenal GmbH (Germany)
               g)   Elephant Dental GmbH (Germany)

          2.   Elephant Dental B.V. (Netherlands)
               a)   Cicero Dental Systems B.V. (Netherlands)
               b)   DeguDent Benelux B.V. (Netherlands)
               c)   Elephant Danmark ApS (Denmark)
               d)   Dental Trust B.V. (Netherlands)

          3.   DeguDent Austria Hnadels GmbH (Austria)

          4.   Dentsply Limited (Cayman Islands)
               a)   Dentsply Holdings Unlimited (U.K.)
               b)   Dentsply Russia Limited (U.K.)
               c)   Amalco Holdings Ltd (U.K., Dormant)
               d)   Keith Wilson Limited (U.K., Dormant)
               e)   Oral Topics Limited (U.K., Dormant)
               f)   AD Engineering Limited (Dormant)

          5.   Dentsply Italia SrL (Italy)

          6.   Dentsply France S.A.S. (France)
               a)   Friadent France Sarl (France)
               b)   Laboratoires de Produits Dentaires Odoncia
                    S.A.S.(France)

          7.   Dentsply South Africa (Pty) Limited (South Africa)

          8.   Dentsply Benelux S.a.r.L. (Luxembourg)

          9.   Dentsply A.G. (Switzerland)

         10.   Friadent Schweiz AG (Switzerland)

         11.   Friadent N.V. (Belgium)

         12.   Friadent Scandinavia AB(Sweden)

         13.   Friadent Denmark ApS (Denmark)

         14.   Dentsply DeTrey Sarl (Switzerland)

         15.   Maillefer Instruments Holding S.A. (Switzerland)
               a)   Maillefer Instruments Trading Sarl
                    (Switzerland)
               b)   Maillefer Instruments Consulting Sarl
                    (Switzerland)
               c)   Maillefer Instruments Manufacturing Sarl
                    (Switzerland)